Exhibit 5.1

September 17, 2026

Genpact Limited
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Genpact Limited, currently an exempted company limited by shares incorporated under the laws of Bermuda (“Genpact Bermuda”), in connection with (A) the proposed domestication of Genpact Bermuda in the State of Delaware as Genpact Limited, a Delaware corporation (the “Company”), pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”) and (B) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-298435), as amended (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 180,845,599 shares of common stock, par value $0.01 per share, of the Company (“Common Stock” and, such shares of Common Stock, the “Shares”), to be issued upon the automatic conversion by operation of law of common shares, par value $0.01 per share, of Genpact Bermuda (“Common Shares”) in connection with the Domestication.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion (collectively, the “Documents”), including:  (a) forms of the certificate of incorporation of the Company (the “Certificate of Incorporation”) and of the certificate of corporate domestication of the Company (the “Certificate of Domestication”), both of which certificates are to be filed with the Secretary of State of the State of Delaware to become effective at the time of the Domestication; (b) the form of bylaws of the Company, to become effective at the time of the Domestication and (c) the Registration Statement.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.  We have relied, with respect to factual matters, on statements of public officials and officers and other representatives of the Company.

We have further assumed that:  (i) Genpact Bermuda has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Delaware pursuant to the General Corporation Law of the State of Delaware and applicable Bermuda law; (ii) prior to the time the Certificate of Domestication becomes effective in accordance with Section 103 of the General Corporation Law of the State of Delaware, (x) the Domestication will be approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Genpact Bermuda and the conduct of its business or by applicable Bermuda law, as appropriate and (y) the Certificate of Incorporation and the Certificate of Domestication will be approved by the same authorization required to approve the Domestication; (iii) the Certificate of Incorporation and Certificate of Domestication will be executed and filed with the Secretary of State of the State of Delaware and all related fees and charges will be paid in connection therewith; (iv) any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit the Domestication have been, or will be, obtained; (v) the Common Shares issued and outstanding immediately prior to the Domestication are validly issued, fully paid and nonassessable and (vi) in the case of Documents to be executed and delivered after the date hereof, such Documents will conform in all material respects to the forms thereof examined by us.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, upon consummation of the Domestication, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.  In particular, we do not purport to pass on any matter governed by the laws of Bermuda.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement dated the date hereof.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Genpact Limited
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

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